Exhibit 107

Calculation of Filing Fee Tables

F-4
(Form Type)

AngloGold Ashanti plc
(Exact name of registrants as specified in their charter)

Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	NewCo Ordinary Shares par value $1 per share	457(c) and 457(f)(1)	421,703,798	N/A	$10,070,286,696	0.00011020	$1,109,745.59
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$10,070,286,696		$1,109,745.59
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$1,109,745.59

(1)
The AngloGold Ashanti plc (“NewCo”) ordinary shares, par value $1 each (the “NewCo Ordinary Shares”), will be issued in exchange for the AngloGold Ashanti Limited (“AGA”) ordinary shares, par value ZAR 0.25 each (the “AGA Ordinary Shares”) including the AGA Ordinary Shares represented by American Depositary Shares.

(2)
Represents the estimated maximum number of NewCo Ordinary Shares to be issuable upon completion of the Reorganization described herein pursuant to this registration statement on Form F-4 with which this exhibit is filed. The calculation of the number of NewCo Ordinary Shares being registered is based on (a) 419,612,543 AGA Ordinary Shares, issued and outstanding as of June 15, 2023 and (b) 2,091,255 AGA Ordinary Shares reserved for issuance pursuant to vested awards under AGA’s equity plans as of June 15, 2023 or that may be granted or vest after such date and prior to the completion of the Reorganization.

(3)
Calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act. The proposed maximum offering price per share has been calculated based upon the average of the high and low price of the AGA Ordinary Shares on the Johannesburg Stock Exchange equal to ZAR 438.83 on June 20, 2023. The conversion of South African Rand into U.S. dollars is based on an exchange rate of ZAR 1 = $0.054413, as reported by Bloomberg on June 20, 2023.

(4)
The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933 at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.